UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2010

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i)                                     Pursuant to the previously disclosed Annual Executive Incentive Program (the “Incentive Program”) of Regal Entertainment Group (the “Company”) and based upon the attainment of performance targets previously established by the Compensation Committee of the Board of Directors of the Company (the “Committee”) under the Incentive Program, on January 13, 2010, the Company approved annual cash bonus awards for the following officers as set forth below:

Name and Principal Positions	Cash Bonus
Michael L. Campbell, Executive Chairman of the Board	$920,000
Amy E. Miles, Chief Executive Officer (Principal Executive Officer)	$747,500
Gregory W. Dunn, President and Chief Operating Officer	$549,125
David H. Ownby, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$301,875
Peter B. Brandow, Executive Vice President, General Counsel and Secretary	$288,938

Based on its review of the Company’s performance, on January 13, 2010, the Committee recommended, and the Company’s Board of Directors approved, to increase base salaries for the Company’s executive officers for fiscal 2010 as set forth below.

Name and Principal Positions	Fiscal 2010 Salary
Michael L. Campbell, Executive Chairman of the Board	$800,000
Amy E. Miles, Chief Executive Officer (Principal Executive Officer)	$750,000
Gregory W. Dunn, President and Chief Operating Officer	$495,000
David H. Ownby, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$385,000
Peter B. Brandow, Executive Vice President, General Counsel and Secretary	$370,000

(ii)                                 In addition, on January 13, 2010, upon recommendation of the Committee and approval of the Company’s Board of Directors, the Company entered into an employment agreement with Peter B. Brandow, its Executive Vice President, General Counsel and Secretary.

The agreement has an initial term of three (3) years, unless earlier terminated, and provides for an automatic extension of one year, so that the remaining term of Mr. Brandow’s employment shall be three (3) years.  The employment agreement also provides for severance payments if we terminate Mr. Brandow’s employment, or Mr. Brandow resigns for good reason, within three months prior to, or within one year after, a change in control of the Company equal to: (i) the actual bonus, pro-rated to the date of termination, that Mr. Brandow would have received in respect of the fiscal year in which the termination occurs; (ii) two times Mr. Brandow’s annual salary plus one and one-half times his target bonus; and (iii) health and life insurance benefits for 30 months.  Under the employment agreement, ‘‘good reason’’ is defined as one or more of the following conditions arising without the consent of Mr. Brandow and which has not been remedied by the Company within thirty (30) days after receipt of written notice thereof given by Mr. Brandow (i) a material reduction in Mr. Brandow’s base salary or the establishment of or any amendment to the annual cash bonus plan which would materially impair the ability of Mr. Brandow to receive the target bonus (other than the establishment of reasonable EBITDA or other reasonable performance targets to be set annually in good faith by the board), (ii) a material diminution of Mr. Brandow’s titles, offices, positions or authority, excluding for this purpose an action not taken in bad faith; or the assignment to Mr. Brandow of any duties inconsistent with Mr. Brandow’s position (including status or reporting requirements), authority, or material responsibilities, or the removal of Mr. Brandow’s authority or material responsibilities, excluding for this purpose an action not taken in bad faith, (iii) a transfer of Mr. Brandow’s primary workplace by more than fifty (50) miles from the current workplace, (iv) a material breach of the employment agreement by the Company, or (v) Mr. Brandow no longer serving in the position for which the employment agreement relates. Under the employment agreement, ‘‘change of control’’ is defined as both (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than certain entities controlled by Philip F. Anschutz, of 20% or more of the combined voting power of the then-outstanding voting securities of the Company and (2) the beneficial ownership of such individual, entity or group of more than 20% of the voting power of the Company exceeds the beneficial ownership of such entities controlled by Mr. Anschutz.

We also provide for severance payments if we terminate Mr. Brandow’s employment without cause or if Mr. Brandow terminates his employment for good reason if Mr. Brandow provides written notification to the Company of the existence of a condition constituting good reason within 90 days of the initial existence of such condition and the resignation occurs within two (2) years of such existence date.  These severance payments would be equal to two times Mr. Brandow’s base annual salary plus one times Mr. Brandow’s target cash bonus. Mr. Brandow is also entitled to receive, pro-rated to the date of termination, any bonus he would have received for that year as well as health and life insurance benefits for 24 months from the date of the termination of his employment. Under the employment agreement, “cause” is defined as (i) any willful breach of any material written policy of the Company that results in material and demonstrable liability or loss to the Company; (ii) Mr. Brandow engaging in conduct involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to the Company, including, but not limited to, misappropriation or conversion of assets of the Company (other than immaterial assets); (iii) conviction of or entry of a plea of nolo contendere to a felony; or (iv) a material breach of the employment agreement by engaging in action in violation of the restrictive covenants in the employment agreement.  For purposes of defining “cause” under the employment agreement, no act or failure to act by Mr. Brandow shall be deemed “willful” if done, or omitted to be done, by him in good faith and with the reasonable belief that his action or omission was in the best interest of the Company.

Under Mr. Brandow’s employment agreement, annual executive incentive awards will be paid in accordance with the Company’s annual executive incentive program, as described in the Company’s 2009 Proxy Statement (the “Company’s Proxy Statement”), filed with the Securities and Exchange Commission on April 17, 2009. Mr. Brandow will also be eligible to receive annual equity awards under the Company’s 2002 Stock Incentive Plan, as described in the Company’s Proxy Statement.

Mr. Brandow’s employment agreement contains standard provisions for non-competition and non-solicitation of the Company’s employees (other than Mr. Brandow’s secretary or other administrative employee who worked directly for him or her) that become effective as of the date of Mr. Brandow’s termination of employment and that continue for one year thereafter.  Mr. Brandow is also subject to a permanent covenant to maintain confidentiality of the Company’s confidential information.

Mr. Brandow’s employment agreement is filed herewith as Exhibit 10.1 and incorporated by reference herein. The description of Mr. Brandow’s employment agreement contained herein is qualified in its entirety by reference to the employment agreement filed as exhibits hereto.

Item 9.01   Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Agreement, dated January 13, 2010, by and between Regal Entertainment Group and Peter B. Brandow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: January 19, 2010	By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Chief Financial Officer